Exhibit 10.3

GlobalSantaFe Corporation

Amendment to

Terms and Conditions of Non-Employee Director Restricted Stock Units

(2005 & 2006 Awards)

Pursuant to Section 19 of the Terms and Conditions of the outstanding Non-Employee Director Restricted Stock Units (the “Terms & Conditions”) awarded in 2005 and 2006, the Terms and Conditions are hereby amended to comply with the requirements of Section 409A of the Internal Revenue Code and applicable U.S. Treasury pronouncements (“Section 409A”).

1. The definition of Change in Control in the existing Terms & Conditions shall be amended as follows:

(a) The third subparagraph of the definition of “Change in Control” shall be amended by removing the language “Approval by the equityholders of the Company of.”

(b) The following new subparagraph shall be added to the end of the definition of “Change in Control”:

“Notwithstanding the foregoing, in order to constitute a Change in Control, such transaction must also constitute a “change in ownership or effective control” as defined in Section 409A of the Internal Revenue Code of 1986, as amended.”

2. The Terms & Conditions are modified to provide that deferral elections must be made no later than the December 31 prior to the year in which the RSUs are granted.

3. The Terms & Conditions are modified to provide that notwithstanding anything to the contrary, no Restricted Stock Unit is subject to forfeiture upon termination of service as a director if such termination occurs following the approval by the equityholders of GlobalSantaFe Corporation of the transaction described in the Merger Agreement executed by GlobalSantaFe Corporation on July 21, 2007.

4. The Terms & Conditions are modified to provide that, in accordance with the Section 409A transitional rules, Directors may revoke a previous election to defer payment of vested RSUs by providing written notice delivered to the Company no later than October 31, 2007 pursuant to Section 16 of the Terms & Conditions. Any RSUs previously subject to such revoked deferral election shall automatically be paid upon the later of January 4, 2008 or the date on which such RSUs would have otherwise been paid pursuant to the Terms & Conditions.